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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) February 16, 1999


                  ADVANCED LIGHTING TECHNOLOGIES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         OHIO                      0-27202                 34-1803229
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(STATE OR OTHER JURISDICTION       (COMMISSION          (IRS EMPLOYER
         OF INCORPORATION)         FILE NUMBER)         IDENTIFICATION NO.)

32000 AURORA ROAD, SOLON, OHIO                                        44139
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

Registrant's telephone number, including area code   440 / 519-0500
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                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS.

In February 1999, the Company's revolving credit facility ("Credit Facility") provided by several North American financial institutions (the "Lenders") was amended to provide for future borrowing under an arrangement pursuant to which the availability of borrowing is determined by the Company's eligible accounts receivable, eligible inventories and certain other assets and amend the financial covenants to reflect the Company's current financial condition. Borrowings under the Credit Facility are limited to $55 million with additional borrowings subject to the approval of all Lenders. Based on the amended terms of the Credit Facility, the Company would have had $6.4 million in available borrowings as of December 31, 1998. On February 12, 1999, the availability under the Credit Facility was $1 million based on the $55 million limitation with an additional $4.8 million availability subject to approval of all Lenders.

The Credit Facility has a term expiring April 1, 2000. The Company is actively seeking alternative financing sources and intends to replace the existing Credit Facility, although the Company can provide no assurance as to whether, when and upon what terms it will obtain such financing. If the Company is unable to obtain alternative financing and replace the Credit Facility prior to July 1, 1999, the Company is required to pay the Lenders a substantial additional fee.

Interest rates on loans outstanding are based on the agent bank's prime rate plus 1% to May 31, 1999 and plus 2% thereafter. The Company is also obligated to pay a facility fee of .375% on the amount of the facility and certain other fees. The facility contains certain affirmative and negative covenants customary for this type of agreement, prohibits cash dividends, and includes financial covenants with respect to income levels, cash availability and net worth. The principal security for the facility is substantially all of the personal property of the Company and each of its North American and United Kingdom subsidiaries, certain real estate and a pledge of stock of each of the Company's principal subsidiaries.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.         Description of Exhibits
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99.1             Consolidated Amendment No. 2 to Credit Agreement, dated as of
                 February 12, 1999, amending the Credit Agreement dated January 2, 1998, among Advanced Lighting Technologies, Inc., National City Bank, and other financial institutions.

99.2 Fee Letter in connection with Consolidated Amendment No. 2 dated February 16, 1999 from Advanced Lighting Technologies, Inc. to the Administrative Agent and the Lenders.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADVANCED LIGHTING TECHNOLOGIES, INC.
                                                         (Registrant)


Date: February 23, 1999                      By:  /s/ Wayne R. Hellman
                                                 -------------------------------
                                                     Wayne R. Hellman
                                                     Chief Executive Officer
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                                EXHIBIT INDEX
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Exhibit No.         Description of Exhibits
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99.1             Consolidated Amendment No. 2 to Credit Agreement, dated as of
                 February 12, 1999, amending the Credit Agreement dated January 2, 1998, among Advanced Lighting Technologies, Inc., National City Bank, and other financial institutions.

99.2 Fee Letter in connection with Consolidated Amendment No. 2 dated February 16, 1999 from Advanced Lighting Technologies, Inc. to the Administrative Agent and the Lenders.


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